EXHIBIT 10.22

The following summarizes Advanced Energy Industries, Inc.’s non-employee director compensation structure.

Compensation for each non-employee director is as follows:

•	$15,000 annual retainer paid quarterly in July, October, February and April;

•	An additional $25,000 annual retainer for the Lead Director paid quarterly in July, October, February and April;

•	$3,000 per full board meeting; if a board meeting is more than one day, each board member will receive $3,000 for each additional day;

•	$1,500 per telephonic meeting which requires a board vote;

•	$3,000 per Audit and Finance Committee meeting for the Chairman and $1,500 per meeting for each committee member;

•	$1,500 per meeting for all other Committee Chairmen (Corporate Governance and Nominations, and Compensation) and $750 per meeting for each committee member;

•	15,000 options on initial election or appointment to the board, which vest 5,000 on election and 5,000 on each of the next two anniversary dates; and

•	5,000 options annually on the date of re-election at the annual meeting, to vest on date of grant.